Exhibit 10.7

GlyEco-NFS Patent Security Agreement

PATENT SECURITY AGREEMENT

(Short-Form)

This Patent Security Agreement (“Agreement”) is between GlyEco, Inc. (“Grantor”), a corporation organized and existing under the laws of the State of Nevada, and having a usual place of business at 1620 1st Ave. S, Nitro, WV 25143 and a mailing address at P.O. Box 387, Institute, WV 25112, and NFS Leasing, Inc. (“Secured Party”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, and having a usual place of business at 900 Cummings Center, Suite 226-U, Beverly, Massachusetts 01915.

WHEREAS, the Grantor is the owner of certain United States patents and patent applications as listed on the attached Schedule A (as may be amended from time to time) (collectively “Patents”).

WHEREAS, the Secured Party and the Grantor have entered into a certain Security Agreement dated March 31, 2017 and amended by an Amended and Restated Security Agreement dated February 7, 2018 and by an Amended and Restated Security Agreement dated May 23, 2019 (“Amended Security Agreement”), granting the Secured Party a first priority security interest in said Patents as collateral to secure performance of the Grantor’s obligations under a certain Master Equipment Lease dated March 31, 2017 and amended by an Amendment No. 1 dated March 31, 2017 and by an Amendment No. 2 dated May 23, 2019 and the Equipment Lease Schedules thereto (collectively, as amended the “Lease Agreement”).

WHEREAS, by this Agreement, the Grantor and the Secured Party confirm and seek to make a record of the grant of a security interest in said Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Secured Party a lien and continuing security interest in all of the Grantor’s right, title, and interest in, to, and under said Patents listed on Schedule A.

The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the liens and security interests in said Patents made and granted hereby are more fully set forth in the Amended Security Agreement and Lease Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Unless defined otherwise herein, all terms should be given the same meaning as defined and used in the incorporated agreements. To be free from doubt, this Agreement shall terminate if, as, and when the Amended Security Agreement terminates and Secured Party, at Grantor’s request and expense, shall take such actions and execute and deliver, and, if and as applicable, file such documents as Grantor may reasonably request to terminate all liens created by this Agreement and terminate this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal by its authorized officers, as of the last date written below.

GlyEco-NFS Patent Security Agreement

GlyEco, Inc.

By: ____________________________________________________

Printed Name: ___________________________ Title: ____________________

                       (Duly Authorized)

Dated: _____________________

NFS Leasing, Inc.

By: ____________________________________________________

Mark Blaisdell – Chief Financial Officer

(Duly Authorized)

Dated: _____________________

GlyEco-NFS Patent Security Agreement

Schedule A

to

Patent Security Agreement

U.S. Patent Assets

Application No.	Patent No.	Title
13/843,105	9,145,345	METHOD AND APPARATUS FOR PROCESSING GLYCOL
PCT/US2013/056747		METHOD AND APPARATUS FOR PROCESSING GLYCOL